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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated as of this 22nd day of August 2001 and revised this Twenty-first day of March 2002, is between West Coast Realty Investors, Inc., a Delaware corporation (the "Company"), and Allen K. Meredith (the "Executive").

                                    RECITALS:

WHEREAS, the Company desires to employ the Executive and the Executive has indicated his willingness to provide his services, on the terms and conditions set forth herein:

NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

      Section 1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as the Company's President and Chief Executive Officer and Chairman of the Board of Directors of the Company (the "Board") and shall have such duties as are typically performed by a president, chief executive officer and chairman of the board of a corporation.

      Section 2. Term. Unless terminated pursuant to Section 6 hereof, the Executive's employment hereunder shall commence on the date hereof (the "Effective Date"), and shall continue during the period ending on the third anniversary of the Effective Date (the "Initial Term") and shall continue thereafter for one-year terms unless either party provides notice of termination ninety (90) days in advance of the end of the Initial Term or any subsequent one-year term (the "Employment Term"). The Employment Term shall terminate upon any termination of the Executive's employment pursuant to Section 6.

      Section 3. Compensation. During the Employment Term, the Executive shall be entitled to the following compensation and benefits:

      (a) Salary. As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive during the Initial Term a salary (the "Salary") of $200,000 per year. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. After the Initial Term, the salary shall be negotiable.

      (b) Bonus Plan. The Executive shall be eligible to receive an annual cash bonus ("Bonus") in an amount determined by the Board on an annual basis in accordance with the Company's annual incentive program if such program is established by the Board and with such terms as may be established by the Board in its sole discretion.

      (c) Benefits. In addition to the Salary and Bonus, if any, the Executive shall be entitled to full participation in the various group health and medical insurance and other benefit plans of the Company as are adopted from time to time at not less than the level at which other senior executives of the Company participate; provided that until the Company adopts a group health plan, the Company shall


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            reimburse the Executive for the costs, if any, of maintaining the
            Executive's coverage under his spouse's group health plan or under an individual health insurance policy.

      (d) Stock Options. The Executive shall be granted an option to purchase 200,000 shares of Company common stock, subject to the terms of a Stock Incentive Plan, at an exercise price of the then fair market value per share upon grant, with 100,000 shares vesting after completion of one year of service, and the remaining 100,000 shares vesting on a quarterly basis over a 12-month period thereafter.

      (e) Automobile. The Company shall pay the Executive at the mileage rate established by the Internal Revenue Service for the use by the Executive of his personal car in connection with his duties hereunder.

      (f) Indemnification and Insurance. The Company shall indemnify the Executive as required by the Company's Bylaws, and will maintain customary insurance policies providing for indemnification of the Executive.

      (g) Vacation, Holiday Pay and Sick Days. The Company shall provide Executive with vacation days, holiday pay and sick days in accordance with Company's policy for key employees, provided that Executive shall receive a minimum per annum of twenty (20) accrued vacation days and six (6) sick days.

Section 4. Exclusivity. During the Employment Term, the Executive shall devote his full time (customary and reasonable personal time excepted) to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful, ethical and reasonable directions and instructions given to him by the Board in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may
(i) participate in the activities of professional trade organizations related to the business of the Company and (ii) engage in personal investing activities, provided that activities set forth in these clauses (i) and (ii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder.

Section 5. Reimbursement for Expenses. The Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same may be modified by the Company from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

Section 6. Termination and Default.

      (a) Death. The Executive's employment shall automatically terminate upon his death and upon such event, the Executive's estate shall be entitled to receive the amounts, if any, due to him pursuant to
            Section 6(f) below.

      (b) Disability. If the Executive is unable to perform the duties required of him under this Agreement because of illness, incapacity, or physical or mental disability for an aggregate of one hundred twenty (120) days (whether or not consecutive) during any twelve
            (12) month period during the term of this Agreement, in which event the
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            Company may terminate Executive's employment; provided, however, that if at such time the Executive is not covered by a long-term disability plan of the Company, then the Executive's employment shall terminate six months following such event.

      (c) Cause. The Company may terminate the Executive's employment for Cause if the event, conduct or condition that may result in termination for Cause is not cured by the Executive within thirty days after written notice is delivered to the Executive from the Company. In the event of termination pursuant to this Section 6(c) for Cause, the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Cause which is the reason for such termination. For purposes of this Agreement, "Cause" shall mean: (i) commission of material fraud or conduct amounting to gross negligence in the conduct of the Executive's duties; (ii) conduct for which a criminal conviction of a felony is obtained; (iii) material violation of Company policies; or (iv) willful and material violation of an employment agreement, employee agreement, non-disclosure or confidentiality agreement, inventions agreement, noncompetition agreement, nonsolicitation agreement or other similar agreement(s) between the Executive and the Company. No act or failure to act shall be considered "willful" unless it is done, or omitted to be done, without a good faith belief that the action or omission was in the best interest of the Company. In the event corrective action is not satisfactorily taken by the Executive, in each case as determined by the Board, as described above, a final written notice of termination shall be provided to the Executive by the Company.

      (d) Resignation. The Executive shall have the right to terminate his employment at any time by giving thirty (30) days prior written notice to the Company of his resignation.

      (e) Severance. The Executive shall be entitled to a lump sum payment equal to 100% of the Executive's then-current annual base salary and average bonus over the last three years of employment, and one year of continued participation for the Executive, his spouse and dependents in the Company's group insurance plans on the same terms as if actively employed by the Company during such period of time, in the event of:

            (i) Termination of the Executive by the Company for any reason other than death, disability or Cause; or

            (ii) Voluntary resignation by the Executive for Good Reason. "Good Reason" shall mean that the Executive has either:

                  1. incurred a material reduction in title, status, authority or responsibility at the Company; or

                  2.    been required to report to any one other than the Board;
                        or

                  3. failed to be re-elected to the Board and continue as the CEO, President and Chairman and been able to nominate one officer to the Board; or

                  4. incurred a reduction in base compensation from the Company; or


                  5. been notified that the Executive's principal place of work will be relocated by a distance of fifty (50) miles or more; or

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                  6.    been required to work more than ten (10) days per month
                        outside of the Executive's principal offices for a six
                        (6) month continuous period.

            All lump sum severance pay under this Section shall be paid to the Executive no later than three (3) business days following the effective date of his termination or resignation, as the case may be. The Executive shall not be required to mitigate the amount of any payment contemplated by this Section (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

      (f) Payments. In the event that the Executive's employment terminates for any reason, the Company shall pay to the Executive, in addition to any other amounts or benefits due to the Executive under this
            Section 6, all amounts accrued but unpaid hereunder through the date of termination in respect of Salary or unreimbursed expenses.

      (g) Change in Control. In the event of the Executive's resignation or termination within one (1) year of a Change in Control of the Company, the Executive shall be paid a lump payment equal to the sum of 100% of the Executive's then-current base salary and the Executive's average bonus in last three years, such lump sum payment to be made no later than three (3) business days following the date of such resignation or termination. "Change in Control" is defined as (i) any "person" or "group" of such persons, without the consent of the Board, is or becomes a "beneficial owner," directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities (as such terms are defined in the Securities Exchange Act of 1934 and regulations thereunder); (ii) a merger, consolidation or other combination the result of which persons who were shareholders of the Company immediately prior to the merger, consolidation or other combination own less than seventy-five percent (75%) of the voting power of the securities of the resulting or acquiring entity having the power to elect a majority of the board of directors of such entity; (iii) the sale, transfer or disposition of assets of Company in excess of fifty percent (50%) of the gross assets of the Company as shown on the Company's then most recent audited financial statements; or (iv) a change in the composition of the Board occurs, as a result of which fewer than one-half of the incumbent directors are directors who either (A) had been directors of the Company on the date of the Agreement, or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

      (h) Survival of Operative Sections. Upon any termination of the Executive's employment, the provisions of Sections 6(e), 6(f) and 7 through 16 of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.

      Section 7. Proprietary Information and Inventions Agreement. The Executive shall enter into the Employee's Proprietary Information and Inventions Agreement attached hereto in the form of Exhibit A (the "Proprietary Agreement").

      Section 8. Arbitration Agreement. The Executive shall enter into the Arbitration Agreement attached hereto in the form of Exhibit B (the "Arbitration Agreement").

      Section 9. Successors and Assigns; No Third-Party Beneficiaries. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger,


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consolidation, liquidation or otherwise) to all or substantially all of the
Company's business and/or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Executive to all of the compensation and benefits to which he would have been entitled hereunder if the Company had involuntarily terminated his employment without Cause immediately after such succession becomes effective. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 9 or which becomes bound by this Agreement by operation of law. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      Section 10. Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

      Section 11. Severability and Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

      Section 12. Notices.

      (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

            (i) if to the Executive, at 3000 Sand Hill Road, Building 3, Suite 140, Menlo Park, CA 94025 (Fax: (650) 233-7160), marked for the attention of Allen K. Meredith or at such other address as the Executive may have furnished the Company in writing, and

            (ii) if to the Company, at 3000 Sand Hill Road, Building 3, Suite 140, Menlo Park, CA 94025 (Fax: (650) 233-7160), marked for the attention of the Chief Financial Officer, or at such other address as it may have furnished in writing to the Executive.

      (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.


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      Section 13. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

      Section 14. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the subject matter hereof. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

      Section 15. Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

      Section 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       WEST COAST REALTY INVESTORS, INC.

                                       By: /s/ David C. Harrison
                                          ------------------------------------
                                       Name: David C. Harrison
                                            ----------------------------------
                                       Title: Director
                                             ---------------------------------

                                       By: /s/ Patricia F. Meidell
                                          ------------------------------------
                                       Name: Patricia Meidell
                                            ----------------------------------
                                       Title: Director
                                             ---------------------------------

                                       By: /s/ James P. Moore
                                          ------------------------------------
                                       Name: James P. Moore
                                            ----------------------------------
                                       Title: Director
                                             ---------------------------------

                                       By: /s/ Neal E. Nakagiri
                                          ------------------------------------
                                       Name: Neal E. Nakagiri
                                            ----------------------------------
                                       Title: Director
                                             ---------------------------------

                                       By: /s/ John H. Redmond
                                          ------------------------------------
                                       Name: John H. Redmond
                                            ----------------------------------
                                       Title: Director
                                             ---------------------------------

                                       By: /s/ Eric P. Von der Porten
                                          ------------------------------------
                                       Name: Eric P. Von der Porten
                                            ----------------------------------
                                       Title: Director
                                             ---------------------------------

                                       EXECUTIVE

                                       /s/Allen K. Meredith
                                       ---------------------------------------
                                       Allen K. Meredith